Exhibit 99.15
Script for Telephone Calls with
Representatives of Labor Organizations
(PHS only)
Hello, this is                      with PHS Correctional Healthcare. Thank you for taking time to talk with me today. We have some exciting news that I want to share with you as soon as possible.
The parent companies of Correctional Medical Services (CMS) and PHS Correctional Healthcare (PHS) have entered into a definitive agreement to combine. That announcement was made earlier this week. Because of your relationship with our company and some of our employees, we wanted you to be aware of these plans.
After closing, the new organization will be focused on our companies’ shared commitment to collaboration and partnership with our clients. These values have been a part of each company’s culture and will remain our key priority as we move forward together.
Frankly, we don’t expect this blending to have any immediate impact on our relationship with labor organizations. It is our firm commitment to continue to honor all of the labor agreements we presently have in place. Both companies are totally committed to keeping consistency among those staff members who work in correctional facilities and in direct support of our contracts with corrections agencies. We do not anticipate making changes to these personnel or direct support staff members during this transition as we ensure a continuity of services and care.
We are taking this important step because we believe this will bring together the best assets from both companies, and help us do an even better job meeting the needs of patients and the clients we serve.
We will build on more than three decades of experience, during which our companies have been at the forefront of the correctional health field, providing quality service to our clients and exciting growth opportunities for our employees.
After the transaction is consummated, the corporate headquarters for the new company will be in Brentwood, Tennessee. The operational headquarters will be in St. Louis, Missouri. We expect the transaction will close in the second quarter of 2011. During the next few weeks and months the most important thing that all employees can do is to continue to provide outstanding care to patients and outstanding service to our clients.

We will stay in touch with you as the work on the combination of our parent companies continues. If you have any questions, we encourage you to talk to your key contacts under our agreement. We want you to make sure you have all the information you need in order to answer questions from your members.
Thank you.
Additional Information and Where to Find It
In connection with the proposed merger, America Service Group will file with the SEC a proxy statement with respect to the special meeting of stockholders that will be held to consider the merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of America Service Group. BEFORE MAKING ANY VOTING DECISION, AMERICA SERVICE GROUP’S STOCKHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICA SERVICE GROUP AND THE PROPOSED MERGER. America Service Group’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (in each case, when available) from the SEC’s website at http://www.sec.gov. America Service Group’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (in each case, when available) by directing a request by mail or telephone to America Service Group, Attn: Scott King, General Counsel, 105 Westpark Drive, Suite 200, Brentwood, Tennessee, 37027, telephone: (615)373-3100, or from the investor relations section of America Service Group’s website at www.asgr.com.
Proxy Solicitation
America Service Group and its directors and officers may be deemed to be participants in the solicitation of proxies from America Service Group’s stockholders with respect to the proposed merger. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger. Information regarding America Service Group’s directors and executive officers and their ownership of America Service Group’s common stock is also available in America Service Group’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on April 28, 2010 and updated on May 28, 2010.